UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2012

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas		75001
(Address of principal executive offices)		Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 6, 2012, the Registrant’s annual meeting of stockholders was held at the Registrant’s Burr Ridge, Illinois offices. A total of 14,888,533 of the Registrant’s shares of common stock were present or represented by proxy at the annual meeting. This represented approximately 96.63% of the Registrant’s shares outstanding on the April 17, 2012 record date. Three proposals were voted upon at the annual meeting and each was approved. Each of Gary Y. Kusumi, Thomas C. Davis, Nimrod T. Frazer, Mory Katz, David I. Schamis, Robert T. Williams and Paul J. Zucconi was elected as a director, each to serve until the Registrant’s next annual meeting of stockholders and until his successor is duly elected and qualified. In addition: (i) the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for 2012 by the Registrant’s Audit Committee was ratified by the Registrant’s stockholders, and (ii) a “say-on-pay” resolution approving the compensation of the Registrant’s named executive officers was approved on a non-binding, advisory basis by the Registrant’s stockholders.

The following table sets forth the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes for each of the proposals voted upon at the Registrant’s annual meeting of stockholders:

Description of Matter	For	Against	Withheld	Abstentions	Broker Non-Votes
1. Election of Directors:
Gary Y. Kusumi	12,647,940	n/a	44,858	n/a	2,195,735
Thomas C. Davis	12,649,940	n/a	42,858	n/a	2,195,735
Nimrod T. Frazer	12,649,940	n/a	42,858	n/a	2,195,735
Mory Katz	12,649,940	n/a	42,858	n/a	2,195,735
David I. Schamis	11,521,335	n/a	1,171,463	n/a	2,195,735
Robert T. Williams	12,649,940	n/a	42,858	n/a	2,195,735
Paul J. Zucconi	12,650,940	n/a	41,858	n/a	2,195,735

2. Ratification of the Appointment of KPMG LLP as the Registrant’s Independent Registered Public Accounting Firm for 2012	14,836,361	5,999	n/a	46,173	0

3. Advisory Resolution on Executive Compensation (“Say-on-Pay”)	12,649,495	43,003	n/a	300	2,195,735

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ Joseph G. Fisher

Date: June 7, 2012	Name: Joseph G. Fisher
Title: Executive Vice President, General Counsel and Secretary